TCR2 THERAPEUTICS INC.
AMENDMENT NO. 1 TO
2018 STOCK OPTION AND INCENTIVE PLAN
The TCR2 Therapeutics Inc. 2018 Stock Option and Incentive Plan (the “Plan”) is hereby amended by the Board of Directors as follows:
Section 3(a) of the Plan is hereby amended restated to read in its entirety as follows:
SECTION 3.    STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
(a)  Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 3,000,000, less the shares rolled over from the existing option plan shares (the “Initial Limit”), subject to adjustment as provided in Section 3(c), plus on January 1, 2020 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by the lesser of (i) four (4) percent of the number of shares of Stock issued and outstanding on the immediately preceding December 31 or (ii) such lesser number of shares as determined by the Administrator (the “Annual Increase”). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit cumulatively increased on January 1, 2020 and on each January 1 thereafter by the lesser of the Annual Increase for such year or 3,000,000 shares of Stock , subject in all cases to adjustment as provided in Section 3(c). For purposes of this limitation, the shares of Stock underlying any awards under the Plan and under the Company’s 2015 Stock Option and Incentive Plan that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.
ADOPTED BY BOARD OF DIRECTORS: April 11, 2019
ADOPTED BY STOCKHOLDERS: ___, 2019